Exhibit 22


Subsidiaries of the Registrant


        Name                                        State


First-Citizens Bank & Trust Company         Chartered in North Carolina
   with branches is North
   Carolina and Virginia

Bank of Marlinton                            West Virginia

Bank of White Sulphur Springs                West Virginia

(Atlantic States Bank                         North Carolina
in the charter)

         Delaware                                     56-1528994

(State or other jurisdiction                       (I.R.S. Employer)
   of incorporation)